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In connection with the previously announced business combination between Magnum Opus Acquisition Limited (“Magnums Opus”) and Forbes Global Media Holdings (“Forbes”), an article was published in PressGazette on September 9, 2021. A copy of the article is being filed herewith as a soliciting material.

Forbes CEO Mike Federle interview: Why the business brand is now worth $630m

William Turvill

In 1917, Forbes was founded in New York City as a fortnightly business magazine.

In the coming months, it will enter the New York Stock Exchange as a digital media business worth $630m.

When chief executive Mike Federle first joined Forbes in 2011 (initially as chief operating officer), it was probably still best known to many for its print product.

But a decade on, after a period of experimentation and digital expansion, the magazine is expected to make up less than 10% of Forbes’ $211m revenues this year.

So, how has a finance-focused magazine managed to transform itself into a digital-first media business worth more than $600m?

“We positioned ourselves as a 90-year-old startup and really fostered an entrepreneurial sense inside the organisation,” Federle tells Press Gazette in a phone interview.

“The popular media opinion for many years was that a standalone single brand cannot make it in the media world – because of the cost involved, and being unable to advertise across multiple brands. But that proved to be totally false.”

‘People said we were ruining journalism’

A media industry veteran formerly of Time Inc and Fortune, Federle joined Forbes in 2011 as chief operating officer. Under the majority ownership of Hong Kong’s Integrated Whale since 2014, Federle was promoted to president in 2016 and has been chief executive since 2017.

In 2010, the year before Federle joined the business from conference startup Techonomy Media, Forbes launched BrandVoice, a native ad platform that enabled companies to self-publish on Forbes.com.

In the early years, says Federle, “people threw rotten tomatoes at us, said we were ruining journalism or ruining a great brand”. Today, native advertising is widely used by established media companies, though few are thought to offer marketers access to the back-end of their websites.

Forbes has spent the past 11 years building its business out into new areas through acquisitions and by launching new products.

“Forbes was really betting the ranch on a new model,” Federle says.

“At the time [when I joined the company] we referred to it as the new newsroom for a digital era, which now sounds so antiquated.

“But at the time it really was radical in terms of we kind of blew up the 100-year-old model of ad-supported media.”

Some innovations, like the 30 Under 30 brand, have paid off. Other innovations have withered away or been forgotten. And for many other new ventures – the Forbes Store, its newsletter business and the ForbesOne first-party data platform – it’s probably too soon to form a judgment.

Investors back the Forbes approach

Shareholders often crave certainty from their investments. But, despite the inherent uncertainty of experimental media companies, Forbes appears to have had little trouble finding investors.

The company announced plans last month to merge with Magnum Opus, a special-purpose acquisition company (SPAC), to list on the New York Stock Exchange at an initial value of $630m. As part of the deal, Forbes was able to raise $400m via a private investment in public equity (PIPE) arrangement.

“As we talked to investors, we were able to raise 2.5 times what we had planned to raise in the PIPE,” says Federle. “We raised $400m in the PIPE in an environment where no one’s raising that kind of money.

“It really became a testament not only to the brand and the numbers [posted by] the management team, but really the investors seemed to understand the opportunity that we presented.

“And I very much presented just as I talk to you: We have lots of opportunities to do a lot of different things.

“But we did not present any one thing as ‘this is going to be the next $50m business for us…’ We will develop products based on the data that we’re seeing and the reception.”

How does Forbes make money?

Ahead of its entrance to the public market, Forbes – like Buzzfeed earlier this year – has had to open its financial books to the world.

Its investor presentation (available here) forecasts revenues of $211m this year, and a profit of $44m (Ebitda).

Forbes’ media division is set to account for $138m, or 65%, of its total turnover. The magazine itself (which still has a circulation of 573,000, according to the Alliance for Audited Media) is forecast to make up $18m, or 9%, of the company total.

The bulk of media revenues now come from Forbes.com, which regularly ranks as one of the largest news websites in the world and claims to attract around 81m unique monthly users, and the BrandVoice native content solution, which has attracted 340 partners and more than 300m page views since 2010.

Forbes’ ‘brand extensions’ division – which includes conferences, licensing and partnerships – is expected to account for $47m, or 22%, of revenues this year.

Its ‘consumer’ division – incorporating digital subscriptions, paid-for newsletters, e-commerce and an investment tool called Q.ai – is currently Forbes’ smallest division, with expected revenues of $16m, or 12% of the company total.

However, Federle and his team see their consumer unit also as a major growth opportunity.

As set out in its investor presentation (below), Forbes currently has around 150m active users. It wants to convert 15m of these people into registered users. Forbes believes it can then turn 1m of these users into customers who will pay for premium newsletters, paywalled content, insights, events or training/education. It is aiming for 100,000 “high value paying subscribers” who will receive further, pricier benefits.

A slide from Forbes‘ investor presentation

Federle says the Forbes plan is not to introduce a “hard paywall”, like many other large publishers. “It’s to create these very premium, customised products. It will be newsletters, it will be investing tools and apps, it will be a whole number of products. We have an e-commerce store – Forbes shopping. So it really becomes a new consumer revenue driven by premium products.”

In the long term, Forbes wants its consumer division to make up 38% of its total revenues.

A slide from Forbes‘ investor presentation

The media division will retain its dominant position, generating 45% of turnover, according to the investor presentation.

And Federle says that advertising sales will “continue to grow and be a major driver of our business”.

“We’re different to some media companies who feel the advertising model is not their future,” he adds. “Our feeling is a well balanced model, with advertising still being a major driver of it, is the future here at Forbes.”

‘You cannot compete in the digital media without scale’

Looking to the future, Federle predicts that consolidation will continue apace in the news media world.

“You cannot compete in the digital media without scale,” he says. “So for us and other media companies, there will be this ongoing media consolidation that’s already started.

“But it’s a consolidation not like a ’70s or ’80s conglomerate, which gloms on all sorts of unrelated businesses. It will be aligned with the core mission.

“And for us, I think we have lots of opportunities, and we already look at a lot of companies or startup companies that don’t have the brand recognition, don’t have the search ranking, to help them break through the clutter out there right now. When Forbes puts their name to it, and our search prowess, it can really transform a company very quickly.”

In the nearer term, as the company heads for the New York Stock Exchange in the coming months, Federle is aiming to convince more investors of the value of Forbes.

Federle believes his company is currently undervalued compared with media rivals, and he wants to close the gap between its enterprise value, $630m, and the value of the Forbes brand.

“We fully believe, and I say this over and over again, that the Forbes brand is this globally recognised, hugely valuable brand,” he adds.

“And we feel we now have this opportunity to make the business as big as the brand.”

Top photo credit: Shutterstock/ DANIEL CONSTANTE

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Magnum Opus and Forbes. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including new product development, growth opportunities, estimated revenues, EBITDA and turnover, registered user conversion and strategies or plans as they relate to the proposed transaction, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Magnum Opus and Forbes believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Magnum Opus and Forbes caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the proxy statement relating to the proposed transaction, which is expected to be filed by Magnum Opus with the SEC and other documents filed by Forbes or Magnum Opus from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction. Neither Magnum Opus nor Forbes can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the business combination due to the failure to obtain approval from Magnum Opus’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by Magnum Opus’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the proxy statement to be filed by Magnum Opus with the SEC and those included under the heading “Risk Factors” in the Magnum Opus’s final prospectus relating to its initial public offering dated March 23, 2021 and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Magnum Opus, Forbes, their respective directors, officers or employees or any other person that Magnum Opus and Forbes will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Magnum Opus and Forbes as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Magnum Opus and Forbes may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Magnum Opus or Forbes as of any date subsequent to the date of this communication.

Important Information and Where to Find it

In connection with the proposed transaction, Magnum Opus will file a preliminary proxy statement and a definitive proxy statement with respect to the shareholders meeting of Magnum Opus to vote on the proposed transaction. Shareholders of Magnum Opus and other interested persons are encouraged to read, when available, the preliminary and definitive proxy statements as well as other documents to be filed with the SEC because these documents will contain important information about Magnum Opus, Forbes and the proposed transaction. The definitive proxy statement will be mailed to shareholders of Magnum Opus as of a record date to be established for voting on the proposed transaction. Once available, shareholders of Magnum Opus will also be able to obtain a copy of the proxy statements and other documents filed with the SEC without charge, by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong. The preliminary and definitive proxy statements, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Magnum Opus and Forbes and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Magnum Opus and their ownership is set forth in Magnum Opus’s filings with the SEC, including its final prospectus relating to its initial public offering dated March 23, 2021. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Magnum Opus shareholders in connection with the potential transaction will be set forth in the preliminary and definitive proxy statements when those are filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Unit 1009, ICBC Tower, Three Garden Road, Central, Hong Kong.

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This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Magnum Opus or Forbes, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.